Exhibit 99

The securities reported as beneficially owned by Mr. Katzman include:

(a)            5,386,857 shares held of record by Ficus, Inc. (“Ficus”), which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).  Ficus is a wholly-owned subsidiary of Gazit America Inc. (“Gazit America”) and is indirectly controlled by Gazit-Globe, Ltd. (“Gazit Globe”).  Mr. Katzman is the Chairman of the Board of Gazit-Globe.

(b)            8,793,213 shares held of record by Silver Maple (2001), Inc., which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.  Silver Maple is also a wholly-owned subsidiary of Gazit America and is indirectly controlled by Gazit-Globe.  Mr. Katzman is the Chairman of the Board of Gazit-Globe.

(c)            7,093,645 shares held of record by MGN (USA) Inc. (“MGN USA”) which is a member of a “group” with Mr. Katzman for purposes if Section 13(d) of the Exchange Act.  MGN USA is also a wholly-owned subsidiary of Gazit-Globe.  Mr. Katzman is the Chairman of the Board of Gazit-Globe.

(d)           16,390,462 shares held of record by MGN America, LLC (“MGN America”) which is a member of a “group” with Mr. Katzman for purposes if Section 13(d) of the Exchange Act.  MGN America is also a wholly-owned subsidiary of MGN USA, a wholly-owned subsidiary of Gazit-Globe.  Mr. Katzman is the Chairman of the Board of Gazit-Globe.

(e)            7,646,801 shares held of record by Gazit 1995, Inc. (“Gazit 1995”) which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.  Gazit 1995 is wholly-owned subsidiary of MGN USA, a wholly-owned subsidiary of Gazit-Globe.  Mr. Katzman is the Chairman of the Board of Gazit-Globe.

(f)            187,036 shares held of record by Mr. Katzman’s wife directly and as custodian for their daughters.

(g)           882,186 (including the 380,000 shares reported herein) other shares held directly and indirectly by Mr. Katzman.